SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                           [Amendment No. __________]

Filed by the Registrant                                [X]
Filed by a Party other than the Registrant             [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            AmeriVest Properties Inc.
              ----------------------------------------------
             (Name of Registrant as Specified In Its Charter)

                            James F. Etter, President
      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)       Title of each class of securities to which transaction applies:

                Not applicable
                --------------------------------------------------------------
       2)       Aggregate number of securities to which transaction applies:

                Not applicable
                --------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                Not applicable
                --------------------------------------------------------------
       4)       Proposed maximum aggregate value of transaction:

                Not applicable
                --------------------------------------------------------------
       5)       Total fee paid:

                Not applicable
                --------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1.       Amount Previously Paid: Not applicable
       2.       Form Schedule or Registration Statement No.: Not applicable
       3.       Filing party: Not applicable
       4.       Date Filed: Not applicable

                            AMERIVEST PROPERTIES INC.
                         7100 Grandview Avenue, Suite 1
                             Arvada, Colorado 80002
                                 (303) 421-1224

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             to be held May 8, 1997

     The Annual Meeting of the stockholders of AmeriVest Properties Inc. (the "Company") will be held on May 8, 1997 at 3:00 p.m. (local time) at Denver Marriott West, 1717 Denver West Boulevard, Golden, Colorado, for the following purposes:

     1.   To elect two Class 1 directors of the Company's Board Of Directors;

     2. To ratify the selection of Wheeler Wasoff, P.C. to serve as the Company's independent certified accountants for the year ending December 31, 1997; and

     3. To transact any other business that properly may come before the meeting.

     Only the stockholders of record as shown on the transfer books of the Company at the close of business on March 31, 1997 are entitled to notice of, and to vote at, the Stockholder Meeting.

     All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Stockholder Meeting.

     ALL  STOCKHOLDERS   ARE  EXTENDED  A  CORDIAL   INVITATION  TO  ATTEND  THE
STOCKHOLDER MEETING.

                                        By the Board Of Directors


                                        JAMES F. ETTER
                                        President
Arvada, Colorado
April 4, 1997

                                 PROXY STATEMENT
                            AMERIVEST PROPERTIES INC.
                         7100 Grandview Avenue, Suite 1
                             Arvada, Colorado 80002
                                 (303) 421-1224

                         ANNUAL MEETING OF STOCKHOLDERS
                                   to be held
                                   May 8, 1997

     This Proxy Statement is provided in connection with the solicitation of proxies by the Board Of Directors of AmeriVest Properties Inc., a Delaware corporation (the "Company" or "AmeriVest"), to be voted at the Annual Meeting Of Stockholders of the Company to be held at 3:00 p.m. (local time) on May 8, 1997 at the Denver Marriott West, 1717 Denver West Boulevard, Golden, Colorado or at any adjournment or postponement of the meeting. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to stockholders of the Company on or about April 4, 1997.

     The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted for each of the two nominees for Class 1 directors whose names are set forth on the proxy card and in favor of ratification of the selection of Wheeler Wasoff, P.C. as the Company's independent auditors, as described in this Proxy Statement.

     A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

     The solicitation of proxies is to be made principally by mail; however, following the original solicitation, further solicitations may be made by telephone or oral communication with stockholders of the Company. Officers, directors and employees of the Company may solicit proxies, but without compensation for such solicitation other than their regular compensation as employees of the Company. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. The Company may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. All expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed material will be paid by the Company. A majority of the issued and outstanding shares of the Company's common stock (the "Common Stock") entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders.

        Unless the context indicates otherwise, the term the "Company" or "AmeriVest" shall be used in the Proxy Statement to include AmeriVest Properties Inc. and all its subsidiaries that existed during the period of reference.

                              ELECTION OF DIRECTORS

     AmeriVest's Amended And Restated Certificate Of Incorporation provides that the Board Of Directors of the Company be divided into three classes, designated Class 1, Class 2 and Class 3. Directors from each class are elected once every three years for a three-year term. John Labate and James F. Etter serve as the Class 1 directors, Charles R. Hoffman serves as the Class 2 director, and Robert
J. McFann serves as the Class 3 director. The terms of the current Class 1 directors expire at the Annual Meeting. At the Annual Meeting, the stockholders will elect two Class 1 directors to hold office until the annual meeting of stockholders to be held in the year 2000 and thereafter until their successors are elected and have qualified. The affirmative vote of a majority of the shares represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of Common Stock held in his or her name. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for Mr. Etter and Mr. Labate as nominees of the Board Of Directors for Class 1 directors of AmeriVest. There is no nominating committee of the Board Of Directors.

     Each of Mr. Etter and Mr. Labate has consented to be named herein and to serve on the Board if elected. It is not anticipated that either Mr. Etter or Mr. Labate will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board Of Directors may recommend.

     AmeriVest completed a public offering of its common stock and redeemable common stock purchase warrants in November 1996. The underwriter of that public offering, I.A. Rabinowitz & Co. (the "Underwriter"), has the right until November 1999 to designate one person to serve as a member of the Company's Board Of Directors pursuant to the Underwriting Agreement between the Underwriter and the Company. The Underwriter's designee as director must be reasonably acceptable to AmeriVest. There is no restriction on whether the person designated is a director, officer, partner, employee, or affiliate of the Underwriter. As of the date of this Proxy Statement, the Underwriter has not indicated a designee for director and has not informed the Company of whether the Underwriter intends to designate a director.

     The following table sets forth, with respect to each director, the director's age, his positions and offices with AmeriVest, the expiration of his term as a director, and the year in which he first became a director of AmeriVest. Individual background information concerning each of the directors follows the table. For additional information concerning the directors, including stock ownership and compensation, see "EXECUTIVE COMPENSATION", "STOCK OWNERSHIP OF DIRECTORS AND PRINCIPAL STOCKHOLDERS", and "CERTAIN TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL STOCKHOLDERS".

                                                                                        Expiration Of
                                                          Position With The                Term As             Initial Date
         Name                               Age                Company                    Director             As Director
         ----                               ---           -----------------             -------------          ------------

James F. Etter                               53           President; Chief               1997 Annual             1995
                                                          Financial Officer; and         Meeting
                                                          Director

                                        2



                                                                                        Expiration Of
                                                          Position With The                Term As             Initial Date
         Name                               Age                Company                    Director             As Director
         ----                               ---           -----------------             -------------          ------------

John Labate(1)(2)                            48           Director                       1997 Annual             1995
                                                                                         Meeting

Charles R. Hoffman(1)                        60           Chairman Of The                1998 Annual             1994
                                                          Board                          Meeting

Robert J. McFann(2)                          79           Director; and Secretary        1999 Annual             1994
                                                                                         Meeting
============================================================================================================================

(1)      Member of the Audit Committee of the Board Of Directors.

(2)      Member of the Acquisition Committee of the Board Of Directors.


     James F. Etter has served as President of AmeriVest since May 1995, as a director since December 1995, and as Chief Financial Officer since July 1996. From 1994 until he joined the Company, Mr. Etter acted as a consultant with respect to acquisitions. Mr. Etter served as President and Chief Executive Officer of Recycling Management Company from 1990 until 1994. From 1988 until 1990, Mr. Etter acted as a real estate consultant, completing an extensive review and evaluation of financial and data processing needs for Litchfield By The Sea, a real estate development/resort project, and establishing a new real estate and property management company near the Wild Dunes Resort. From 1985 until 1988, Mr. Etter served as Vice President, Chief Financial Officer for Resort Operations, and President of Wild Dunes Real Estate, Inc. Mr. Etter also assisted in establishing a chain of restaurants when he served as President and Chief Executive Officer of BEST Food Systems, Inc., a franchisee of GD Ritzy's. He also served as Vice President of Finance for Braswell Shipyards, Inc., assisting with negotiations for a $28 million financing package with multiple lenders. In addition, Mr. Etter has been the chief financial officer of Sam Solomon & Company, a public company which subsequently was acquired by Service Merchandise & Company, and a principal at Arthur Young & Company, now known as Ernst & Young, an international accounting firm. Mr. Etter received his Masters of Business Administration and his Bachelors of Business Administration degrees from the University of Cincinnati.

     Charles R. Hoffman has served as a director of AmeriVest since August 1994 and as Chairman of the Board since May 1995. Mr. Hoffman has served as a member of the Audit Committee of the Board of Directors since July 1995. In July 1994, Mr. Hoffman retired as President of Texaco Pipeline Inc. In that capacity he had executive responsibility for more than 1,200 employees and over 2,900 miles of pipeline. He also has experience in the crude oil terminal and transportation business with companies such as Getty Pipeline, Inc., Getty Trading And Transportation Company, and Skelly Pipe Line, Inc. He has served on the boards of directors of a number of pipeline systems and as president of two pipeline systems. Mr. Hoffman received his Bachelor of Science and Masters of Science/Civil Engineering degrees from the Missouri School Of Mines And Metallurgy.

     John A. Labate has served as a director of AmeriVest since May 1995. Mr. Labate has served as a member of each of the Audit Committee and of the Acquisition Committee of the Board of Directors since July 1995. Mr. Labate has served as Chief Financial Officer since June 1995 and since January 1992 as the Vice President - Finance, Secretary, and Treasurer of Crown Resources Corporation, a publicly traded, Denver, Colorado based international gold mining and exploration company. From 1987 through 1991, Mr. Labate served as Corporate Controller of Bond International Gold, Inc., a New York Stock Exchange listed international mining and processing company based in Denver, Colorado. Prior to 1987, Mr. Labate served as controller and manager of other mining companies and equipment manufacturing companies. Mr. Labate received his Bachelor of Science degree in accounting from San Diego State University.

     Robert J. McFann has served as a director of AmeriVest since August 1994 and as Secretary since May 1995. Mr. McFann has served as a member of the Acquisition Committee of the Board of Directors since July 1995. Mr. McFann has been retired since 1996. He previously was the principal owner and President of Hy Grade Meat Company, a private company which grew to a mid-sized hotel and restaurant supply house under his direction. Prior to this, he worked for Cudahy Meat Company in its sales department as well as other positions. He has served on the Board of Directors of the Bank Of Aurora and for several years managed a diverse family owned investment portfolio of commercial real estate, family owned businesses and other investments.

Committees And Meetings.

     The Board Of Directors maintains an Audit Committee and an Acquisition Committee. The Audit Committee was formed to perform the following functions: recommend to the Board Of Directors the independent auditors to be employed; discuss the scope of the independent auditors' examination; review the financial statements and the independent auditors' report; solicit recommendations from the independent auditors regarding the internal controls and other matters; review all related party transactions for potential conflicts of interest; make recommendations to the Board Of Directors; and perform other related tasks as requested by the Board. During the year ended December 31, 1996, the Audit Committee, currently consisting of Messrs. Hoffman and Labate, did not meet as its functions were conducted by the Board Of Directors meeting in full.

     The Acquisitions Committee was formed to perform the following functions: recommend to the Board Of Directors an acquisitions policy and strategy; review and update the acquisitions policy and strategy periodically; review proposed acquisitions and make recommendations to the Board concerning those acquisitions; review past acquisitions and make recommendations to the Board; and perform other related tasks as requested by the Board. During the year ended December 31, 1996, the Acquisitions Committee currently consisting of Messrs. Labate and McFann, did not meet as its functions were conducted by the Board Of Directors meeting in full.

     The Board Of Directors met seven times during 1996 and each director participated in all meetings of the Board Of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company believes that during the year ended December 31, 1996, its officers, directors and holders of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon the written representations of its directors and officers and the Company's review of the monthly statements of changes filed with the Company by its officers and directors.

                             EXECUTIVE COMPENSATION

Summary Compensation Table.

     The following table sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by the Company's current and former President. No employee of the Company received total salary and bonus exceeding $100,000 during any of the last three fiscal years.

                               Annual Compensation

                                                                            Long-Term
                                                                            Compen-           Other Annual
Name and                 Fiscal Year             Salary         Bonus       sation --          Compen-
Principal Position       Ended                   ($)(1)         ($)         Options           sation ($)
------------------       -----------             -------        -----       -------           ----------
James F. Etter,          1996                    $90,000        5,000       10,000            $6,000(2)
President
                         1995                    $42,000          -0-       20,000            $17,400(3)

                         1994                    $    -0-         -0-           -0-                -0-

C.J. Hedlund, Former     1996                    $    -0-         -0-           -0-                -0-
President
                         1995                    $    -0-         -0-           -0-                -0-

                         1994                    $ 6,000          -0-           -0-                -0-
---------------

(1)  The dollar value of base salary (cash and non-cash) received.
(2)  $6,000 to reimburse for medical insurance coverage.
(3) $15,000 to reimburse for moving expenses and $2,400 to reimburse for medical insurance coverage.

Option Grants Table

     The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1996 to the Company's President. See "-Employment Contracts And Termination Of Employment And Change-In-Control Arrangements-1995 Stock Option Plan", and "--Option Grants", below.


              Option Grants For Fiscal Year Ended December 31, 1996

                                                       % of Total
                                                       Options Granted
                                 Options               to Employees in        Exercise or Base        Expiration
Name                             Granted (#)           Fiscal Year            Price ($/Sh)            Date
----                             ----------            ---------------        ----------------        ----------
James F. Etter                   10,000                100%                   $5.00/share             12-31-01
  President

Aggregated Option Exercises And Fiscal Year-End Option Value Table.

     The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1996 by the Company's President, and the fiscal year-end value of unexercised options held by the President.


                           Aggregated Option Exercises
                     For Fiscal Year Ended December 31, 1996
                           And Year-End Option Values


                                                                                                      Value of
                                                                                                      Unexercised
                                                                              Number of               In-The-Money
                                                                              Unexercised Options     Options at
                                                                              at Fiscal               Fiscal Year-End
                                                                              Year-End (#)(3)         ($) (4)
                                 Shares
                                 Acquired on           Value                  Exercisable/            Exercisable/
Name                             Exercise (#) (1)      Realized ($) (2)       Unexercisable           Unexercisable
----------------------------     ----------------      -------------------    ----------------        -------------
James F. Etter                   -0-                   -0-                    10,000/20,000           Not applicable(5)
  President

---------------------

(1) The number of shares received upon exercise of options during the fiscal year ended December 31, 1996.

(2) With respect to options exercised during the Company's fiscal year ended December 31, 1996, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3) The total number of unexercised options held as of December 31, 1996 separated between those options that were exercisable and those options that were not exercisable.

(4) For all unexercised options held as of December 31, 1996, the aggregate dollar value of the excess is the market value of the stock underlying those options over the exercise price of those unexercised options. For purposes of this table, the market value used for the Common Stock is its closing sales price on December 31, 1996 of $3.4375 per share as reported on the Nasdaq SmallCap Stock Market.

(5) The option exercise price of $5.00 per share is greater than the closing sales price of $3.4375 for the Common Stock on December 31, 1996 as reported on the Nasdaq SmallCap Stock Market. The unexercised options therefore were not "in-the-money" and did not have any value on December 31, 1996.

Employment  Contracts  And  Termination  Of  Employment  And   Change-In-Control
Arrangements

     Employment Agreement With James F. Etter. The Company entered into an Employment Agreement with James F. Etter effective as of January 1, 1996, which was amended effective as of January 1, 1997. Pursuant to the Employment Agreement, Mr. Etter will serve as the President and Chief Executive Officer of the Company and will devote substantially all his business time to the Company.

For the 1996 fiscal year, the Employment Agreement provided for the payment of salary at the rate of $7,500 per month and a bonus of $5,000 to be paid at the time that the Company's securities became publicly traded. This occurred in November 1996. The Agreement also provides that the Company will reimburse Mr. Etter for up to $500 per month of medical insurance premiums paid by Mr. Etter.

     Pursuant to the amendment to the Employment Agreement effective as of January 1, 1997, Mr. Etter's salary was increased to $8,333 per month and the Company agreed to consider paying Mr. Etter a bonus at the end of each year of the Employment Agreement, which bonus will be at the discretion of the Board and will be based on criteria determined by the Board. At the time of amending the Employment Agreement, the Board also granted to Mr. Etter options to purchase 10,000 shares of Common Stock. See below, "--Option Grants".

     If the Company is acquired by another company, and if the acquiring company does not offer Mr. Etter a position in the Denver area at a salary level equal to or greater than his then current salary, then all unexercised stock options held by Mr. Etter would immediately become exercisable, and the Company would pay Mr. Etter a bonus equal to one year's salary.

     As the Company's operations are instituted, it is anticipated that additional personnel and outside consultants may be hired.

     1995 Stock Option Plan. Pursuant to the Company's 1995 Stock Option Plan (the "Option Plan"), the Company may grant options to purchase an aggregate of 130,000 shares of the Company's common stock to key employees, directors, and other persons who have or are contributing to the success of the Company. The options granted pursuant to the Option Plan may be incentive options qualifying for beneficial tax treatment for the recipient or they may be non-qualified options. With respect to options granted to persons other than directors of the Company who are not also employees of the Company, the Option Plan is administered by an option committee that determines the terms of the options subject to the requirements of the Option Plan. Directors of the Company who are not also employees of the Company ("Outside Directors") automatically receive options to purchase 12,000 shares pursuant to the Option Plan at the time of their election as an Outside Director. These options held by Outside Directors are not exercisable at the time of grant, but options to purchase 4,000 shares become exercisable for each Outside Director on December 30 of each of the first three years immediately following the date of grant of the options to that Outside Director. The exercise price for options granted to Outside Directors is the fair market value of the Common Stock on the date of grant, and all options granted to Outside Directors expire five years from the date of grant. On the date that all of an Outside Director's options have become exercisable, options to purchase an additional 12,000 shares, which are not exercisable at the time of grant, shall be granted to that Outside Director. In May 1995, the Outside Directors were granted an aggregate of 48,000 options with an exercise price of $5.00 per share pursuant to the Option Plan, 12,000 of which subsequently expired without being exercised.

     Compensation Of Outside Directors. Outside Directors are paid $250 per month plus $300 for each meeting of the Board Of Directors that they attend. Directors also will be reimbursed for expenses incurred in attending meetings and for other expenses incurred on behalf of the Company. In addition, each director who is not an employee automatically receives options to purchase shares of Common Stock pursuant to the Option Plan. See above, "-1995 Stock Option Plan".

     Option Grants. In addition to the automatic grants of options to Outside Directors described above under "-1995 Stock Option Plan", incentive stock options have been granted pursuant to the Company's Stock Option Plan on two occasions. In May 1995, the Company granted to Mr. Etter options to acquire up to 20,000 shares of the Company's Common Stock at an exercise price of $5 per share. 4,000 of these options became exercisable on each of December 30, 1995 and 1996, an additional 4,000 of these options will become exercisable on each of December 30, 1997, 1998 and 1999, and all of these options expire on May 20, 2000. On December 9, 1996, the Company granted to Mr. Etter options to purchase up to an additional 10,000 shares of Common Stock at an exercise price of $5 per share. On that date, the last sale price for the Company's Common Stock on the Nasdaq SmallCap Stock Market was $4.50. 2,000 of these options became exercisable on December 30, 1996, an additional 2,000 of these options will become exercisable on each of December 30, 1997, 1998, 1999 and 2000, and all of these options expire on December 9, 2001.

             STOCK OWNERSHIP OF DIRECTORS AND PRINCIPAL STOCKHOLDERS

     The following table summarizes certain information as of December 31, 1996 with respect to the beneficial ownership of the Company's common stock (i) by the Company's directors, (ii) by stockholders known by the Company to own 5% or more of the Company's common stock, and (iii) by all officers and directors as a group.


                                                                     As Of March 10, 1997
                                                        ----------------------------------------------

                                                                                  Percentage Of Class
         Name And Address Of Beneficial Owner           Number Of Shares          Beneficially Owned
         ------------------------------------           ----------------          -------------------
Charles R. Hoffman                                         40,300(1)                       2.3%
208 Somerset
Bentonville, Arizona 72712

John A. Labate                                              8,000(1)                       0.6%
5260 South Beeler Court
Englewood, Colorado  80111

Robert J. McFann                                           87,000(1)                       6.2%
3260 Zephyr Court
Wheat Ridge, Colorado 80033

James F. Etter                                             32,600(2)                       2.3%
7100 Grandview Avenue
Suite 1
Arvada, Colorado 80002

C.J. Hedlund                                              118,130(3)                       8.4%
2296 Augusta Drive
Evergreen, Colorado 80439

S. Kris Bandal                                             98,000(4)                       7.1%
6043 Hudson Road, #140
Woodbury, Minnesota 55126

Weston Associates Inc.                                    146,200(5)                      10.3%
855 S. Newcombe Way
Denver, Colorado 80226

All Officers And Directors As A Group (Four Persons)      167,900(1)(2)                   11.8%

---------------

(1) Includes or consists of options to purchase 8,000 shares of Common Stock that currently are exercisable, that were granted to each Outside Director pursuant to the Option Plan. See "EXECUTIVE COMPENSATION--Employment Contracts And Termination Of Employment And Change-In-Control Arrangements--1995 Stock Option Plan." Also includes 4,000 currently exercisable common stock purchase warrants ("Warrants") for Robert J. McFann.

(2) Consists of an aggregate of 17,100 shares of Common Stock owned by Mr. Etter, his wife, and minor daughter, 10,000 shares of Common Stock issuable upon one exercise of currently exercisable options, and 4,000 shares of Common Stock issuable upon the exercise of Warrants. See "EXECUTIVE COMPENSATION--Employment Contracts And Termination Of Employment And Change-In-Control Arrangements--Option Grants".

(3) Includes 8,090 shares over which Mr. Hedlund has sole voting power and an additional 91,540 over which he has shared voting power as disclosed in a
Schedule 13D dated March 5, 1997 provided to the Company by Mr. Hedlund. Also includes 18,500 shares issuable upon the exercise of Warrants over which Mr. Hedlund has shared voting power.

(4) Consists of 98,000 shares over which Mr. Bandal has sole voting power as disclosed in a Schedule 13D dated March 5, 1997 provided to the Company by Mr. Bandal.

(5) Includes 108,000 shares over which Weston Associates Inc. ("Weston") has sole voting power as disclosed in a Schedule 13D dated November 5, 1996 provided to the Company by Weston. Also includes 38,200 shares issuable upon the exercise of Warrants over which Weston has sole voting power.


         CERTAIN TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The Company has been involved in the following transactions with its current and past directors and officers and by persons known by the Company to be the beneficial owners of 5% or more of the Company's Common Stock.

     Transactions With Founder. C.J. Hedlund was a founder, former President and a former director of the Company and currently is the beneficial owner of 8.4% of the Company's Common Stock. See above, "STOCK OWNERSHIP OF DIRECTORS AND PRINCIPAL STOCKHOLDERS". He resigned from his positions as President and from his position of a director in March 1994. Mr. Hedlund has interests in certain of the transactions with the Company that are described below.

     Stock Transactions With Promoters, Initial Officers, Directors And Affiliates. In August 1993, the Company issued an aggregate of 100,000 shares of Common Stock at a purchase price of $.005 per share in connection with the formation of the Company. 62,000 of these shares were issued to C. J. Hedlund and certain persons with whom he is affiliated, and 4,000 of these shares were issued to each of Mr. Hedlund's two adult sons. Subsequently, Mr. Hedlund returned 32,000 shares to the Company, Mr. Hedlund's wife returned 6,000 shares to the Company, and an unrelated party returned an additional 12,000 shares to the Company. The shares were returned to the Company in order to make the Company's capital structure more desirable for a public offering, and the Company did not compensate the transferors. In December 1995, the Maxine G. Hedlund Trust, a living trust of which Maxine Hedlund, the wife of C.J. Hedlund, is the beneficiary, sold 33,000 shares of the Company's Common Stock to Robert
J. McFann and Wandeline McFann for $4.50 per share. Mr. McFann is a director and the Secretary of the Company.

     Ownership Of Consolidated Broadway Properties, Ltd. In August 1995, pursuant to a Purchase And Sale Agreement (the "Broadway Agreement") with Consolidated Broadway Properties, Ltd. ("CBP"), the Company acquired the industrial office/showroom building located at 5961 Broadway, Adams County, Colorado (the "Broadway Property"). As consideration for the Broadway Property, the Company issued 84,000 shares of its Common Stock to CBP and assumed a mortgage in the original face amount of $1,232,000, which had an outstanding principal balance of $1,205,000 at July 1, 1995. CBP previously had purchased the Broadway Property on October 1, 1993 for aggregate consideration of $1,332,000, consisting of a cash payment of $83,418 and the assumption of $1,232,000 in debt. The price paid by CBP in 1993 was determined through negotiations between CBP and the prior owner. Mr. Hedlund is the general partner of CBP. Continental Western Services, Inc., an entity of which Mr. Hedlund's wife is the President, a director and a 34 percent shareholder, owned 56.8% of CBP at the time of the Company's acquisition of the Broadway Property. Also at that time, Charles Hoffman and Robert McFann, who are directors of the Company, owned approximately 2.2% and 2.5%, respectively, of CBP. In December 1995, the 84,000 shares of the Company's Common Stock received by CBP in exchange for the Broadway Property were transferred pro rata to the partners of CBP. Mr. Hoffman, together with his wife received 6,300 shares of the Company's Common Stock, and Mr. McFann received 7,000 shares, from the pro rata transfer made by CBP in December 1995. In December 1995, Continental Western Services, Inc., which received 55,160 shares of the Company's Common Stock from the CBP pro rata assignment, sold 53,620 of those shares for $4.50 per share to three purchasers, one of whom was a former director of the Company and one of whom already was a stockholder of the Company at that time.

     Property Management; Administrative Services. The Company has entered into property management contracts pursuant to which AmeriCo manages the Properties. These agreements are effective as of the date on which the Company acquired the respective Property. Although the property management contracts do not provide for changes to their terms, the Company can terminate any of them after one year from their respective effective dates. AmeriCo will receive 5% of the gross rental income, reimbursement of the cost of any on-site personnel, and an amount equal to 5% of the total costs related to on-site personnel. In addition, the Company has entered into an agreement with AmeriCo pursuant to which AmeriCo provides the Company with accounting and clerical services as well as general office support, including telephone, fax, and other services, for an aggregate cost of $500 per month. C.J. Hedlund beneficially owns 51% of the outstanding common stock of AmeriCo.

     Property Acquisition; Brokerage Services. C.J. Hedlund, the Company, and Colorado Bighorn entered into an agreement effective as of October 30, 1996 pursuant to which Mr. Hedlund and Colorado Bighorn have granted to the Company the right of first refusal to participate in any real estate transaction in which Mr. Hedlund, Colorado Bighorn, or any of their affiliated entities is involved or for which Mr. Hedlund, Colorado Bighorn, or any of their affiliated entities otherwise receives compensation, except that the right of first refusal will not apply to any proposed transaction that relates solely to their serving in a brokerage function, such as a listing or selling broker. Also as part of this transaction, the Company entered into broker listing agreements with Colorado Bighorn pursuant to which Colorado Bighorn will serve as the Company's broker for all purchase and sale transactions during the period of the agreement. Pursuant to these listing agreements, the Company will pay Colorado Bighorn a standard real estate commission for each purchase or sale transaction entered into by the Company, including those pursuant to the right of first refusal granted to the Company by Mr. Hedlund and Colorado Bighorn. This agreement and the listing agreements are for one year terms beginning on October 30, 1996. The agreement may be terminated by the Company earlier than the end of the one year period in the event that either Mr. Hedlund or Colorado Bighorn Corporation does not perform its duties satisfactorily, as determined by the Board of Directors of the Company in its sole discretion. In addition, this agreement and the listing agreements may be renewed by the Company, at its election, for five additional one year terms. Mr. Hedlund is the beneficial owner of Colorado Bighorn.

     Purchase Of The Stock Of CSP And GBI. In October 1996, the Company purchased the stock of CSP, which owned the Self-Storage Facilities, and the stock of GBI, which owned the Giltedge Office Building. The respective purchase prices were $2,604,000 for the stock of CSP and $721,000 for the stock of GBI.
C. J. Hedlund is the former general partner, the current representative, and a 0.83% beneficial owner of the entity that was the Seller of the stock of CSP and GBI, and two directors of the Company, Messrs. Hoffman and McFann, beneficially owned 2.4% and 1.0%, respectively, of the Seller of the stock of CSP and GBI.

     Loans To The Company. During 1993 and 1994, Electro-Media of Colorado, Inc. ("Electro-Media") advanced the Company a total of $219,290 for organizational, operational, and other expenses. This amount was repaid, with interest of $10,157, in July 1994. During 1995, Electro-Media loaned the Company $125,000 for the Company's operating expenses prior to completion of the Company's initial Public Offering. The loan accrued interest at 11% per annum. An additional $75,000 was loaned to the Company in 1996 at the same interest rate of 11% per annum. These two loans from Electro-Media totalling $200,000 were repaid, with interest of $16,125, as of October 30, 1996. At the time of these transactions, C.J. Hedlund was the Chairman of the Board of Directors of Electro-Media, and his wife was Electro-Media's majority shareholder.

     Conflicts Of Interest Policies. The Company's Board of Directors and its officers are subject to certain provisions of Delaware law which are designed to eliminate or minimize the effects of certain potential conflicts of interest. In addition, the Bylaws provide that any transaction between the Company and an interested party must be fully disclosed to the Board Of Directors, and that a majority of the directors not otherwise interested in the transaction (including a majority of independent directors) must make a determination that such transaction is fair, competitive and commercially reasonable and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

     All future transactions between the Company and the Company's officers, directors and 5 percent stockholders will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of the independent, disinterested directors of the Company. The Company believes that by following these procedures it will be able to mitigate the possible effects of these conflicts of interest.


      PROPOSAL TO RATIFY THE SELECTION OF WHEELER WASOFF, P.C. AS AUDITORS

     The Board Of Directors recommends that the stockholders of the Company vote in favor of ratifying the selection of the certified public accounting firm of Wheeler Wasoff, P.C. of Denver, Colorado as the auditors who will continue to audit financial statements, review tax returns, and perform other accounting and consulting services for the Company for the fiscal year ending December 31, 1997 or until the Board Of Directors, in its discretion, replaces them. Wheeler Wasoff, P.C. has audited the Company's financial statements since the fiscal year ended April 10, 1995.

     An affirmative vote of the majority of shares represented at the meeting is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the stockholders; however, the Board Of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board may reconsider its selection of Wheeler Wasoff, P.C. It is expected that one or more representatives of Wheeler Wasoff, P.C. will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

     On April 10, 1995, the Company engaged Wheeler Wasoff, P.C. as the Company's independent accountant to replace HEIN + ASSOCIATES LLP, which was dismissed by the Company on that date. The change of accountants was approved by the Board Of Directors of the Company. HEIN + ASSOCIATES LLP had not issued a report on the Company's financial statements. There have been no disagreements with HEIN + ASSOCIATES LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                                 OTHER BUSINESS

     The Board Of Directors of the Company is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the Annual Meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

                                VOTING PROCEDURES

     Votes at the Annual Meeting Of Stockholders are counted by Inspectors of Election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders for their consideration, including the election of directors and the ratification of the selection of the independent auditors, unless a different number of votes is required by statute or the Company's Certificate Of Incorporation. Abstentions by those present at the meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the name of brokers that are not voted are treated as not present.

                 RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS

     In order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's next Annual Meeting Of Stockholders following the end of the Company's 1997 fiscal year, proposals by individual stockholders must be received by the Company no later than December 5, 1997.

                     AVAILABILITY OF REPORTS ON FORM 10-KSB

     UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 TO ANY OF THE COMPANY'S STOCKHOLDERS OF RECORD, OR TO ANY STOCKHOLDER WHO OWNS THE COMPANY'S COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON MARCH 31, 1997. ANY REQUEST FOR A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB SHOULD BE MAILED TO THE SECRETARY, AMERIVEST PROPERTIES INC., 7100 GRANDVIEW AVENUE, SUITE 1, ARVADA, COLORADO 80002, (303) 421-1224.

     This  Notice  and  Proxy  Statement  are  sent by  order  of the  Board  Of
Directors.



Dated:  April 4, 1997                            James F. Etter
                                                 President




                                    * * * * *

PROXY                                                                      PROXY
                    For the Annual Meeting Of Stockholders of
                            AMERIVEST PROPERTIES INC.
               Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints James F. Etter and Robert J. McFann, or either of them, as proxies or ------------------ (stockholders may strike the person(s) designated by Management and insert the name and address of the person(s) to vote the proxy and mail the proxy to the named proxy holder(s)) with power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting Of Stockholders of AmeriVest Properties Inc. (the "Corporation"), to be held at 3:00 P.M. on May 8, 1997, at Denver Marriott West, 1717 Denver West Boulevard, Golden, Colorado, or any adjournments thereof, on the following matters:

1.   ELECTION OF CLASS 1 DIRECTORS

     FOR all Nominees listed below [ ]            WITHHOLD AUTHORITY [ ]
     (except as marked to the  contrary below)    To Vote for all Nominees below

                                 John A. Labate
                                 James F. Etter


2. Proposal to ratify the selection by the Board of Directors of Wheeler Wasoff, P.C. as the independent certified accountants for the Corporation for the year ending December 31, 1997.

             For                 Against            Abstain
         ---                 ---                ---

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1 and 2. This proxy is solicited on behalf of the Board of Directors of AmeriVest Properties Inc.


     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

                                Date:
                                      ------------------------------------------

                                Signature:
                                          --------------------------------------

                                Signature:
                                          --------------------------------------
                                (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)